Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sina Corporation of our report dated April 28, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on the Form 20-F for the year ended December 31, 2015.

/s/PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

August 9, 2016